Exhibit 9(f)

                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

         THIS AMENDED AND RESTATED AGREEMENT is made as of this 1st day of July, 1997, by and between FIRST AMERICAN FUNDS, INC. a Minnesota corporation (the "Fund"), and SEI Investments Management Corporation (the "Administrator"), a Delaware corporation.

         WHEREAS, the Fund and SEI entered into an Administration Agreement as of January 1, 1995 and the Fund and SEI now desire to amend and restate such Agreement;

         WHEREAS, the Fund is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares of Common Stock; and

         WHEREAS, the Fund desires the Administrator to provide, and the Administrator is willing to provide, management and administrative services to such portfolios of the Fund as the Fund and the Administrator may agree on ("Portfolios") and as listed on the schedules attached hereto ("Schedules") and made a part of this Agreement, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Administrator hereby agree as follows:

         ARTICLE 1. Retention of the Administrator. The Fund hereby retains the Administrator to act as the administrator of the Portfolios and to furnish the Portfolios with the management and administrative services as set forth in
Article 2 below. The Administrator hereby accepts such employment to perform the duties set forth below.

         The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way and shall not be deemed an agent of the Fund.

         ARTICLE 2. Administrative Services. The Administrator shall perform, and subject to the approval of the Board of Directors of the Fund, shall have the authority to appoint and compensate from its resources one or more subadministrators to perform administrative services in connection with the operations of the Portfolios, and, on behalf of the Fund, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operations. The Administrator shall provide the Directors of the Fund with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities. Certain of the activities to be performed by the Administrator are set forth on Exhibit A attached hereto. The parties contemplate that Exhibit A may be changed from time to time by written agreement of the parties, and in such event, the amended Exhibit A shall be made a part of this Agreement.

         The Administrator shall provide the Fund with regulatory reporting, fund accounting and related portfolio accounting services, all necessary office space, equipment, personnel, compensation and facilities (including facilities for Shareholders' and Directors' meetings) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Board of Directors, the Administrator shall make reports to the Fund's Directors concerning the performance of its obligations hereunder.

         Without limiting the generality of the foregoing, the Administrator shall:

         (a) calculate contractual Fund expenses and control all disbursements for the Fund, and as appropriate compute the Fund's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighed maturity;

         (b) assist Fund counsel with the preparation of prospectuses, statements of additional information, registration statements, proxy materials;

         (c) prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Fund's shares with state securities authorities, monitor sale of Fund shares for compliance with state securities laws and file with the appropriate state securities authorities the registration statements and reports for the Fund and the Fund's shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Fund and the Fund's shares with state securities authorities to enable the Fund to make a continuous offering of its shares;

         (d) develop and prepare communications to shareholders, including the annual report to shareholders, coordinate mailing prospectuses, notices, proxy statements, proxies and other reports to Fund shareholders, and supervise and facilitate the solicitation of proxies solicited by the Fund for all shareholder meetings, including tabulation process for shareholder meetings;

         (e) prepare, negotiate, and administer contracts on behalf of the Fund with, among others, the Fund's investment adviser, distributor, custodian, and transfer agent;

         (f) maintain the Fund's general ledger and prepare the Fund's financial statements, including expense accruals and payments, determine the net asset value of the Fund's assets and of the Fund's shares, and supervise the Fund's transfer agent with respect to the payment of dividends and other distributions to shareholders;

         (g) calculate performance data of the Fund and its portfolios for dissemination to information services covering the investment company industry;

         (h) coordinate and supervise the preparation and filing of the Fund's tax returns;

         (i) examine and review the operations and performance of the various organizations providing services to the Fund or any Portfolio of the Fund, including, without limitation, the Fund's investment adviser, distributor, custodian, transfer agent, outside legal counsel and independent public accountants, and at the request of the Board of Directors, report to the Board on the performance of organizations;

         (j) assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Fund's semi-annual and annual reports to shareholders;

         (k) provide internal legal and administrative services as requested by the Fund from time to time;

         (l) assist with the design, development, and operation of the Fund, including new portfolio and class investment objectives, policies and structure;

         (m) provide individuals reasonably acceptable to the Fund's Board of Directors for nomination, appointment, or election as officers of the Fund, who will be responsible for the management of certain of the Fund's affairs as determined by the Fund's Board of Directors;

         (n) advise the Fund and its Board of Directors on matters concerning the Fund and its affairs;

         (o) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Fund's Board of Directors;

         (p) monitor and advise the Fund and its Portfolios on their registered investment company status under the Internal Revenue Code of 1986, as amended;

         (q) perform all administrative services and functions of the Fund and each Portfolio to the extent administrative services and functions are not provided to the Fund or such Portfolio pursuant to the Fund's or such Portfolio's investment advisory agreement, distribution agreement, custodian agreement and transfer agent agreement;

         (r) furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Fund and the Administrator shall determine desirable; and

         (s) prepare and file with the SEC the semi-annual report for the Fund on Form N-SAR and all required notices pursuant to Rule 24f-2.

Also, the Administrator will perform other services for the Fund as agreed from time to time at the request of the Board of Directors, including, but not limited to performing internal audit examinations; mailing the annual reports of the Portfolios; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Fund will pay the Administrator's out-of-pocket expenses.

         ARTICLE 3. Allocation of Charges and Expenses.

         (A) The Administrator. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Fund as well as all Directors of the Fund who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Fund retained by the Directors of the Fund to perform services on behalf of the Fund.

         (B) The Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund not otherwise allocated herein, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated persons of the Administrator or the investment adviser to the Fund or any affiliated corporation of the Administrator or the investment Adviser, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Fund.

         ARTICLE 4. Compensation of the Administrator.

         (A) Administration Fee. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Fund shall pay to the Administrator compensation at an annual rate specified in the Schedules. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly. The Fund shall also reimburse the Administrator for its reasonable out-of-pocket expenses, including the travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Board meetings.

         If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

         (B) Compensation from Transactions. The Fund hereby authorizes any entity or person associated with the Administrator which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11 (a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

         (C) Survival of Compensation Rates. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 5. Limitation of Liability of the Administrator. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 7, the term "Administrator" shall include directors, officers, employees and other corporate agents of the Administrator as well as that corporation itself.)

         So long as the Administrator acts in good faith and with due diligence and without negligence, the Fund assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said administration, transfer agency, and dividend disbursing relationships to the Fund or any other service rendered to the Fund hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or hold the Administrator harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund, but failure to do so in good faith shall not affect the rights hereunder.

         The Fund shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Fund does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

         The Administrator may apply to the Fund at any time for instructions and may consult counsel for the Fund or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Administrator be held to have notice of any change of authority of any officers, employee or agent of the Fund until receipt of written notice thereof from the Fund.

         ARTICLE 6. Activities of the Administrator. The services of the Administrator rendered to the Fund are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that Directors, officers, employees and Shareholders of the Fund are or may be or become interested in the Administrator, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator and its counsel are or may be or become similarly interested in the Fund, and that the Administrator may be or become interested in the Fund as a Shareholder or otherwise.

         ARTICLE 7. Duration of this Agreement. The Term of this Agreement shall be as specified in the Schedule.

         This Agreement shall not be assignable by either party without the written consent of the other party.

         ARTICLE 8. Amendments. This Agreement may be amended by the parties hereto only if such amendment is specifically approved (i) by the vote of a majority of the Directors of the Fund, and (ii) by the vote of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Directors meeting called for the purpose of voting on such approval.

         For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and the Administrator may conclusively assume that any special procedure which has been approved by the Fund does not conflict with or violate any requirements of its Charter or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

         ARTICLE 9. Certain Records. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Fund shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Fund and will be made available to or surrendered promptly to the Fund on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Fund has agreed to indemnify the Administrator against such liability.

         ARTICLE 10. Definitions of Certain Terms. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 11. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Fund, at c/o Kevin P. Robins, General Counsel, SEI Investments Management Corporation, One Freedom Valley Drive, Oaks, PA 19456; and to its Secretary at the following address: Michael J. Radmer, Esq., Dorsey & Whitney, 220 South Sixth Street,

Minneapolis, MN 55402-1498; and if to the Administrator at One Freedom Valley Drive, Oaks, PA 19456.

         ARTICLE 12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 13. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

FIRST AMERICAN INVESTMENT FUNDS, INC.

By: /s/ Kathryn Stanton

Attest: /s/ Michael J. Radmer
        ---------------------------
        Michael J. Radmer, Secretary

SEI INVESTMENTS MANAGEMENT CORPORATION

By: /s/ David Lee

Attest: /s/ Donna Rafa
        ---------------------------

                                 SCHEDULE TO THE
                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT
                            DATED AS OF JULY 1, 1997
                                     BETWEEN
                           FIRST AMERICAN FUNDS, INC.
                                       AND
                     SEI INVESTMENTS MANAGEMENT CORPORATION

Portfolios:    This Agreement shall apply to all Portfolios of First American
               Funds, Inc., either now or hereafter created. The current portfolios of First American Funds, Inc. are set forth below:
               Prime Obligations Fund, Treasury Obligations Fund, Government
               Obligations Fund (collectively, the "Portfolios").

Fees: Pursuant to Article 4, Section A, the Fund shall pay the Administrator compensation for services rendered to the Portfolios at an annual rate, which is calculated daily and paid monthly, at a maximum administrative fee equal to (i) .07% of each Portfolio's average daily net assets until the aggregate net assets of all mutual funds in the First American family of funds ("First American Fund Family") exceed $8 billion, and (ii) .055% of each Portfolio's average daily net assets to the extent that the aggregate net assets of the First American Fund Family exceed $8 billion; provided however that in no event shall the annual administrative fee for any Portfolio be less than $50,000.

               The parties hereby confirm that the $50,000 per annum administrative fee is to be applied to each Portfolio as a whole, and not to separate classes of shares within the portfolios.

Term: Pursuant to Article 7, the term of this Agreement, unless sooner terminated as specified under the heading "Termination" below, shall commence on JULY 1, 1997 and shall remain in effect through December 31, 1999 ("Initial Term") and the Initial Term shall be automatically extended on January 1, 1998 for one successive one-year period (i.e., through December 31, 2000) if SEI has met or exceeded the written service level standards as may be agreed to by the Portfolios and SEI from time to time (the "Service Standards") on no less than 90% of such Service Standards on cumulative basis during the period commencing July 1, 1997 and ending on December 31, 1998. Calculation of compliance with the Service Standards will be measured monthly, and reported to the Board of Directors of First American Funds, Inc. quarterly, as a fraction, the numerator of which is the number of Service Standard events that were met in such month and the denominator of which is the number of Service Standard events to be completed for such month ("Service Level Percentage"). SEI will calculate the compliance percentage, and the investment adviser for the Portfolios' will review such calculation on a monthly basis. Any disagreements will be reported to the Board of Directors of the First American Funds, Inc. for resolution, in the Board's good faith judgment.

Termination:   The Administration Agreement will be terminable by the Portfolios by delivery to SEI of written notice: (i) for any reason on six months prior written notice to SEI; (ii) in the event of SEI's bankruptcy or insolvency; (iii) in the event of a conviction of SEI for corporate criminal activity; (iv) if in any consecutive six-month period the average cumulative Service Level Percentage is less than 50%; (v) if the Administrator has materially failed to perform its responsibilities as administrator under this Agreement, and such material failure has not been cured within 45 days after written notice is received by the Administrator specifying the nature of the failure; or (vi) by delivery to the Administrator of written notice of termination delivered no less than 180 days prior to the end of the Initial Term (as extended if applicable), provided that if such notice is not so delivered, the Administration Agreement will automatically continue for one additional one-year term. The Administration Agreement will be terminable by the Administrator by delivery to the Portfolios of written notice: (i) if the Portfolios have materially failed to perform their responsibilities under this Agreement, and such material failure has not been cured within 45 days after written notice is received by the Portfolios specifying the nature of the failure. (ii) by delivery to the Portfolios of written notice of termination delivered no less than 180 days prior to the end of the Initial Term (as extended if applicable), provided that if such notice is not so delivered, the Administration Agreement will automatically continue for one additional one-year term.

Agreed to and accepted                       Agreed to and accepted
FIRST AMERICAN INVESTMENT FUNDS, INC.        SEI INVESTMENTS MANAGEMENT
                                             CORPORATION

By: /s/ Kathryn Stanton
    -------------------------------
Title: VP                                    By: /s/ Kevin P. Robins
       ----------------------------              -----------------------------
Date:  7-1-97                                Title: Senior Vice President
      -----------------------------                 --------------------------
                                             Date:  7-1-97
                                                   ---------------------------

                                    EXHIBIT A
              TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                            DATED AS OF JULY 1, 1997
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                           FIRST AMERICAN FUNDS, INC.
                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                       FIRST AMERICAN STRATEGY FUNDS, INC.

         The following Exhibit sets forth the principal federal and state regulatory and related actions which must be taken with respect to the First American Funds, Inc. ("FAF"), First American Investment Funds, Inc. ("FAIF") and First American Strategy Funds, Inc. ("FASF") (individually a "Company", and collectively, the "Companies") that are the responsibility of SEI. This Exhibit is intended to be modified by written agreement of the Companies and SEI, as necessary, to reflect changes in the Companies' structure and federal and state regulatory requirements.

Parties referred to in this Exhibit are designated as follows:

         SEI Compliance Dept.
         SEI Portfolio Accounting
         SEI Funds Accounting
         SEI Legal Dept.
         SEI Tax Dept.
         SEI Investor Services

July 1, 1997


DATE                                  ACTION TO BE TAKEN                              PARTY RESPONSIBLE
----------------------- --------------------------------------------------------- -----------------------------
January 1               a) Review asset diversification to ensure compliance      a) SEI Portfolio Accounting
                        with section 851(b)(4) of the IRC as of the end of the
                        preceding fiscal quarter (discrepancies must be
                        corrected by January 30).

                        b) Review sources of gross income to ascertain            b) SEI Funds Accounting
                        year-to-date compliance with Sections 851(b)(2) and
                        851(b)(3) of IRC for current year. SEI Funds Accounting
                        and Tax Dept. monitor this test on a monthly basis. If a
                        company is not in compliance with these tests, the
                        advisor will be notified immediately. Corrective action
                        must be taken by the advisor prior to year end.

                        c) Review asset diversification for REIT fund under       c) SEI Portfolio Accounting
                        section 851(b)(4) of the IRC as of 12/31 (discrepancies
                        must be corrected by 1/30).

                        d) Review sources of gross income REIT fund to ensure     d) SEI Fund Accounting
                        compliance with Sections 851(b)(2) and 851(b)(3) of IRC
                        for current year. If a company is not in compliance with
                        these tests, the advisor will be notified immediately.
                        Corrective action must be taken by the advisor prior to
                        year end.

----------------------- --------------------------------------------------------- -----------------------------
January 15              a) File Annual Registration Form MSS-1 for Minnesota      a) SEI Legal Dept.
                        Business Corporations for the current calendar year with
                        the Minnesota Secretary of State. (FAF and FASF)

                        b) Send REIT fund's Form 2483 to KPMG for their review    b) SEI Tax Dept.
                        prior to filing (if applicable).

----------------------- --------------------------------------------------------- -----------------------------
January 28              a) Mail copies of each Company's new prospectuses to      SEI Investor Services
                        shareholders.
----------------------- --------------------------------------------------------- -----------------------------
(deadline is 30 days    CURRENTLY, IT IS THE REIT FUND'S POLICY TO DISTRIBUTE     SEI Tax Dept.
after REIT fund's       LONG-TERM CAPITAL GAINS, THEREFORE, FORM 2438 IS NOT
fiscal year end         APPLICABLE. However if in the future the policy changes,
of 12/31)               the REIT fund would file Form 2438 (Regulated Investment
                        Company Undistributed Capital Gains Tax Return) for fund
                        for the preceding year with IRS. This will be necessary
                        only for a year in which the fund has undistributed net
NOT APPLICABLE          (long-term) capital gains after taking into account any
                        distribution to shareholders to be paid after the
                        taxable year under Section 855 of the IRC.
----------------------- --------------------------------------------------------- -----------------------------
January 31              In years where appropriate, provide Form 1099-MISC to     SEI Funds Accounting
                        persons other than corporations to whom the Fund paid
                        more than $600 for services during the prior calendar
                        year (excluding wages paid to employees)
----------------------- --------------------------------------------------------- -----------------------------
July 1, 1997



----------------------- --------------------------------------------------------- -----------------------------
February 4              All materials due to SEI Legal for preparation of the     SEI Funds Accounting,
                        draft agenda, etc. for the March Board Meeting.           SEI Compliance Dept.,
                                                                                  SEI Portfolio
                                                                                  Accounting
----------------------- --------------------------------------------------------- -----------------------------
February 11             Circulate draft agenda and resolutions for March Board    SEI Legal Dept.
                        Meeting (approx. 3 weeks prior meeting).
----------------------- --------------------------------------------------------- -----------------------------
February 15             a)Send Federal Excise Tax Return on Form 8613 to KPMG     a) SEI Tax Dept.
                        for review prior to filing on March 15.

                        b) File with New Jersey Division of Taxation              b) SEI Tax Dept.
                        certifications for all funds with more than 80% federal
                        obligations.
----------------------- --------------------------------------------------------- -----------------------------
February 18             Pre-call to discuss agenda items for March Board Meeting  SEI Legal Dept., and
                        (approx. 2 weeks prior to meeting.)                       SEI Funds Accounting
----------------------- --------------------------------------------------------- -----------------------------
February 25             Mail Board Materials to Board of Directors and meeting    SEI Legal Dept.
                        participants (approx. 1 week prior to meeting).
----------------------- --------------------------------------------------------- -----------------------------
February 28             FOR REIT FUND ONLY                                        a) SEI Funds Accounting
                        a) Issue 60 day notice to the shareholders of the REIT
                        fund to designate the amount of long term capital
                        gain and return of capital.

                        FOR ALL FUNDS                                             b) SEI Tax Dept.
                        b) File with Indiana Department of Revenue certification
                        of information provided to shareholders.
----------------------- --------------------------------------------------------- -----------------------------
March 15                a) File Federal Excise Tax Return on Form 8613, if        a) SEI Tax Dept.
                        necessary; pay any excise tax due.

                        b)File REIT fund's Federal Form 7004 "Extension of Time   b) SEI Tax Dept.
                        to File Federal Income Tax Return" (Form 1120-RIC) and
                        Minnesota Form M-4E-Extension.

                        c) File Fidelity Bond Insurance with the SEC.             c) SEI Legal Dept.
----------------------- --------------------------------------------------------- -----------------------------
July 1, 1997



----------------------- --------------------------------------------------------- -----------------------------
April 1                 a) Review asset diversification to ensure compliance      a) SEI Portfolio Accounting
                        with section 851(b)(4) of the IRC as of March 31
                        (discrepancies must be corrected by April 30).

                        b) Review sources of gross income to ascertain            b) SEI Funds Accounting
                        year-to-date compliance with Sections 851(b)(2) and
                        851(b)(3) of IRC for current year. SEI Funds Accounting
                        and Tax Dept. Monitor this test on a monthly basis. If a
                        company is not in compliance with these tests, the
                        advisor will be notified immediately. Corrective action
                        must be taken by the advisor prior to year end.

                        c) Begin preparation of each Company's Semi-Annual        c) SEI Funds Accounting
                        Report to Shareholders. Send timeline for semi-annual
                        report production to FBNA, M&P, SEI Legal and D&W. Send
                        draft to SEI Legal and D&W for review and comment.
----------------------- --------------------------------------------------------- -----------------------------
April 15                File Maryland Personal Property Tax Return (FAIF Only)    SEI Tax Dept.
----------------------- --------------------------------------------------------- -----------------------------
May 5                   Prepare each Company's Form N-SAR for the period ended    SEI Funds Accounting
                        March 31.
----------------------- --------------------------------------------------------- -----------------------------
May 6                   All materials due to SEI Legal for preparation of the     SEI Funds Accounting,
                        draft agenda, etc. for the June Board Meeting.            SEI Compliance Dept.,
                                                                                  SEI Portfolio Accounting
----------------------- --------------------------------------------------------- -----------------------------
May 8                   ALL FUNDS, EXCEPT REIT FUND

                        Send draft of Federal Income Tax Return Form 1120-RIC      SEI Tax Dept.
                        and Minnesota Form M-4 to KPMG for review prior to
                        filing on June 15.
----------------------- --------------------------------------------------------- -----------------------------
May 13                  Circulate draft agenda and resolutions for June Board     SEI Legal Dept.
                        Meeting (approx. 3 weeks prior to meeting).
----------------------- --------------------------------------------------------- -----------------------------
May 20                  Pre-call to discuss agenda items for June Board Meeting   SEI Legal Dept. and SEI Funds
                        (approx. 2 weeks prior to meeting.)                       Accounting
----------------------- --------------------------------------------------------- -----------------------------
May 27                  Mail Board materials to Board of Directors and meeting    SEI Legal Dept.
                        participants (approx. 1 week prior to meeting.)
----------------------- --------------------------------------------------------- -----------------------------
July 1, 1997



----------------------- --------------------------------------------------------- -----------------------------
May 30                  a) File each Company's Form N-SAR with SEC.                a) SEI Funds Accounting

                        b) Mail each Company's Semi-Annual Report to               b) SEI Funds Accounting/SEI
                        Shareholders for period ended March 31. File with SEC      Investor Services
                        and distribute copies to D&W, KPMG and SEI Legal.
----------------------- --------------------------------------------------------- -----------------------------
June 15                 ALL FUNDS, EXCEPT REIT FUND

                        File Federal Regulated Investment Company Income Tax      SEI Tax Dept.
                        Return Form 1120-RIC; tax payment is due; Section 855
                        election, if any, must be made (dividends pursuant to a
                        Section 855 election for any taxable year must be
                        declared and paid within 12 months of the close of that
                        year, but not later than the date of the first regular
                        dividend payment after declaration). If the filing of
                        Form 2438 was made on October 30, copies A of Form 2439
                        and duplicate of Form 2438 must be filed with Form
                        1120-RIC.
----------------------- --------------------------------------------------------- -----------------------------
June 30                 For FAIF's International Fund, file with the Treasury     SEI Tax Dept. and SEI
                        Dept. Form TD-F90-22.1.                                   International Funds
                                                                                  Accounting
----------------------- --------------------------------------------------------- -----------------------------
July 1                  a) Review asset diversification to ensure compliance      a) SEI Portfolio Accounting
                        with section 851(b)(4) of the IRC as of June 30
                        (discrepancies must be corrected by July 30).

                        b) Review sources of gross income to ascertain            b) SEI Funds Accounting
                        year-to-date compliance with Sections 851(b)(2) and
                        851(b)(3) of IRC for current year. SEI Funds Accounting
                        and Tax Dept. monitor this test on a monthly basis. If a
                        company is not in compliance with these tests, the
                        advisor will be notified immediately. Corrective action
                        must be taken by the advisor prior to year end.
----------------------- --------------------------------------------------------- -----------------------------
July 15                 a) File Minnesota Form M-4 (FAF, FAIF and FASF)           a) SEI Tax Dept.

                        b) Preparation of materials for August Telephonic Board   b) SEI Legal Dept.
                        Meeting to approve insurance coverages.
----------------------- --------------------------------------------------------- -----------------------------
July 25-August 8        Mail Board materials to Board of Directors and meeting    SEI Legal Dept.
                        participants for August Telephonic Board of Directors
                        meeting (approx. 1 week prior to meeting).
----------------------- --------------------------------------------------------- -----------------------------
July 1, 1997



----------------------- --------------------------------------------------------- -----------------------------
August 1-14             Initiate a Telephonic Board of Directors meeting to       SEI Legal
                        approve insurance coverages.
----------------------- --------------------------------------------------------- -----------------------------
August 13               All materials due to SEI Legal for preparation of the     SEI Funds Accounting, SEI
                        draft agenda, etc. for the September Board Meeting.       Compliance Dept., SEI Portfolio
                                                                                  Accounting
----------------------- --------------------------------------------------------- -----------------------------
August 15               Send Form 1120-RIC and Minnesota Form M-4 for REIT fund   SEI Tax Dept.
                        to KPMG for review.
----------------------- --------------------------------------------------------- -----------------------------
August 20               Circulate draft agenda and resolutions for September      SEI Legal Dept.
                        Board Meeting (approx. 3 weeks prior to meeting).
----------------------- --------------------------------------------------------- -----------------------------
August 27               Pre-call to discuss agenda items for September            SEI Legal Dept. and SEI Funds
                        Board Meeting (approx. 2 weeks prior to meeting.)         Accounting
----------------------- --------------------------------------------------------- -----------------------------
September 1             Review investments and adjust portfolio to ensure that    SEI Portfolio Accounting, SEI
                        on the close of each Company's fiscal year the dividends  Funds Accounting and DST distributed by each Company to their Shareholders during
                        such fiscal year will not exceed the income realized by
                        each Company for federal income tax purposes during such
                        year.
----------------------- --------------------------------------------------------- -----------------------------
September 3             Mail Board materials to Board of Directors and meeting    SEI Legal Dept.
                        participants (approx. 1 week prior to meeting.)
----------------------- --------------------------------------------------------- -----------------------------
September 15            File REIT fund's Federal Income Tax Return Form 1120-RIC  SEI Tax Dept.
                        (extension may be granted to 9/15 for federal and 10/15
                        for Minnesota); tax payment is due; Section 855
                        election, if any, must be made (dividends pursuant to a
                        Section 855 election for any taxable year must be
                        declared and paid within 12 months of the close of that
                        year, but not later than the date of the first regular
                        dividend payment after declaration). If the filing of
                        Form 2438 was made on January 30, copies A of Form 2439
                        and duplicate of Form 2438 must be filed with Form 1120
                        RIC.
----------------------- --------------------------------------------------------- -----------------------------
September 19            SEI pays Directors & Officers and Fidelity Bond           SEI Legal Dept.
                        Insurance
----------------------- --------------------------------------------------------- -----------------------------
July 1, 1997



----------------------- --------------------------------------------------------- -----------------------------
October 1               a) Review asset diversification to ensure compliance      a) SEI Portfolio Accounting
                        with section 851(b)(4) of the Internal Revenue Code
                        ("IRC") as of September 30 (discrepancies must be
                        corrected by October 30).

                        b) Review sources of gross income to ascertain            b) SEI Funds Accounting
                        year-to-date compliance with Sections 851(b)(2) and
                        851(b)(3) of IRC for current year. SEI Funds Accounting
                        and Tax Dept. monitor this test on a monthly basis. If a
                        company is not in compliance with these tests, the
                        advisor will be notified immediately. Corrective action
                        must be taken by the advisor prior to year end.

                        c) Begin preparation of each Company's Annual Report to   c) SEI Funds Accounting
                        Shareholders. Send timeline for annual report production
                        to FBNA, M&P, SEI Legal, D&W and KPMG. SEI Legal and D&W
                        should receive drafts for review and comment.
----------------------- --------------------------------------------------------- -----------------------------
October 15              d) File Minnesota Form M-4 for REIT fund.                 d) SEI Tax Dept.

                        e) Send Form 2483 to KPMG for review prior to filing      e) SEI Tax Dept.
                        with IRS (if applicable).
----------------------- --------------------------------------------------------- -----------------------------
(deadline is 30         CURRENTLY, IT IS EACH COMPANY'S POLICY TO DISTRIBUTE      SEI Tax Dept.
days after Fund's       LONG-TERM CAPITAL GAINS, THEREFORE, FORM 2438 IS NOT
fiscal year end)        APPLICABLE. However if in the future the policy changes,
                        each Company would file Form 2438 (Regulated Investment
                        Company Undistributed Capital Gains Tax Return) for each
                        Portfolio for the preceding year with IRS, this will be
                        necessary only for a year in which the Portfolio has
Not Applicable          undistributed net (long-term) capital gains after taking
                        into account any distribution to shareholders to be paid
                        after the taxable year under Section 855 of the IRC.
----------------------- --------------------------------------------------------- -----------------------------
November 5              Begin preparation of each Company's 24f-2 Notice;         SEI Compliance Dept.
                        determine whether additional shares are to be registered
                        pursuant to Rule 24e-2.
----------------------- --------------------------------------------------------- -----------------------------
November 5-15           Prepare each Company's Form N-SAR for the period ended    SEI Funds Accounting
                        September 30.
----------------------- --------------------------------------------------------- -----------------------------
November 12             a) All materials due to SEI Legal for preparation of the  SEI Funds Accounting,
                        draft agenda, etc. for the December Board Meeting.        SEI Compliance Dept.,
                                                                                  SEI Portfolio Accounting
----------------------- --------------------------------------------------------- -----------------------------
November 15-21          Audited financials are provided to D&W for inclusion in   SEI Funds Accounting
                        second draft of Post-Effective Amendment.
----------------------- --------------------------------------------------------- -----------------------------
July 1, 1997



----------------------- --------------------------------------------------------- -----------------------------
November 15             Signature pages for PEA filing distributed by D&W to SEI  SEI Legal Dept.
                        Legal for execution.
----------------------- --------------------------------------------------------- -----------------------------
November 15 (or by      File each Company's Rule 24f-2 Notice and related         SEI Compliance Dept. and SEI
November 29)            opinion with SEC.                                         Legal (as to the Opinion)
----------------------- --------------------------------------------------------- -----------------------------
November 19             Circulate draft agenda and resolutions (including 15(c)   SEI Legal Dept.
                        responses) for December Board Meeting (approx. 3 weeks
                        prior to meeting).
----------------------- --------------------------------------------------------- -----------------------------
November 25             Send to KPMG for their review final excise tax            SEI Tax Dept.
                        distribution for capital gains and an estimate of
                        ordinary income for all portfolios except the equity
                        funds.
----------------------- --------------------------------------------------------- -----------------------------
November 26             Pre-call to discuss agenda items for December Board       SEI Legal Dept. and SEI Funds
                        Meeting (approx. 2 weeks prior to meeting).                Accounting
----------------------- --------------------------------------------------------- -----------------------------
November 29             a) Mail Annual Report to Shareholders for year ended      a) SEI Funds Accounting/SEI
                        September 30. File copies with SEC and distribute copies  Investor Services; SEI Legal to KPMG, SEI Legal, D&W, FBNA, M&P and Board of Directors.

                        b) File each Company's Form N-SARs with SEC for year      b) SEI Funds Accounting
                        ended September 30.

                        c) Notify shareholders as to what portions, if any, of    c) SEI Funds Accounting
                        the distributions made by each Company during the prior
                        fiscal year (including any dividends paid pursuant to a
                        Section 855 election) were treated as dividends under
                        Section 852(b)(5), Section 853(c) and Section 854(b)(1)
                        and were capital gains dividends under Section
                        852(b)(3)(C) of the IRC. These notices may accompany the
                        Annual Report provided it is mailed by this date. The
                        preparation of the 60 day notice is the responsibility
                        of Fund Accounting and is reviewed by the Tax Dept.
----------------------- --------------------------------------------------------- -----------------------------
November 30             a) Send to KPMG for review final excise tax distribution  a) SEI Tax Dept.
                        for capital gains and an estimate of ordinary income for
                        equity funds.
----------------------- --------------------------------------------------------- -----------------------------
December 2              Mail Board materials to Board of Directors and meeting    SEI Legal Dept.
                        participants (approx. 1 week prior to meeting.)
----------------------- --------------------------------------------------------- -----------------------------
July 1, 1997



----------------------- --------------------------------------------------------- -----------------------------
December 15             ALL FUNDS, EXCEPT REIT FUND

                        a) Minnesota Form M-4 to be filed (request can be made     SEI Tax Dept.
                        for an extension to July 15 by filing Form M-4E).

                        b) File Federal Form 7004 "Extension of Time to File
                        Federal Income Tax Return"(Form 1120-RIC).

----------------------- --------------------------------------------------------- -----------------------------
December 20             DECLARATION OF DIVIDENDS

                        a) Declaration of Ordinary Income Dividend, so that the   a) SEI Funds Accounting
                        total calendar year distributions equal to (i) at least
                        98 percent of "ordinary income" of each Company for the
                        calendar year; and (ii) 98% of section 988 income for
                        one-year period ending October 31, of the current year;
                        and (iii) at least 98 percent of the excess of net
                        short-term capital gain over net long-term capital loss
                        for the one-year period ending on October 31 of the
                        current year.

                        b) Declaration of Capital Gains Dividend, so that the     b) SEI Tax Dept.
                        total calendar year distributions equal to the greater
                        of (a) at least 98 percent of "net capital gain" for the
                        Companies for the one-year period ending on October 31
                        of the current year less the sum of (1) the amount of
                        any "net capital gain" for the prior fiscal year on
                        which such Company has paid corporate capital gains tax
                        in the current year and (2) any
                        "overdistribution/underdistribution" of the Fund's "net
                        capital gain" for Federal excise tax purposes in the
                        prior year or (b) 100% of the Section 855 distributions
                        required for the fiscal period ended September 30.

                        c) Record date for dividends noted in (a) and (b) must    c) SEI Tax Dept.
                        be on or before December 31; payment date for both
                        dividends may be any date prior to February 1. Payment
                        must be accompanied by statements required by Rule
                        19(a)(1) of the Investment Company Act of 1940.
----------------------- --------------------------------------------------------- -----------------------------

                                 OTHER ACTIONS

In addition to the actions summarized in the foregoing Exhibit, the following actions must be taken from time to time by SEI:

1. SEI Legal Dept. must file copies of each Company's sales literature with the NASD and in accordance with state blue sky laws.

2. SEI Legal Dept. is required to ensure that all blue sky requirements (relative to sales of shares by the Fund and its registration and renewal of registration in states) are satisfied.

3. When appropriate, each Company may file amendments to its registration statement under Rule 24e2 registering additional shares with the SEC. The number of shares to be so registered shall be determined by SEI Funds Accounting.

4. The proper officers of each Company are required to make all necessary filings with respect to the Fund's fidelity bond pursuant to Rule 17g-1 of the Investment Company Act. The Fidelity Bond is filed with the SEC in Mid March by SEI Legal Dept.

5. SEI will provide each Company's Board of Directors at each Board meeting with such information as it may be required under the contracts, by law by procedures and guidelines adopted by the Board or as may be requested by the Board.

6. If any revisions to each Company's Rule 10f-3 procedures, Rule 17a-7 procedures, Rule 17e-1 procedures and custodial arrangements are to be considered, SEI Legal will include them in the agenda for board approval.

7.   As necessary, SEI mails proxy and regulatory shareholder mailings.

8. SEI delivers on an annual basis an outside auditor review (unqualified opinion) of SEI Fund Accounting process (SAS 70).

July 1, 1997